                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                        ------------------------------

               Current Report Pursuant to Section 13 or 15(d) of
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 1999


                          THE DERBY CYCLE CORPORATION
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                        333-61191               31-1038896
------------------------------------------------------------------------------
(State of incorporation               (Commission            (I.R.S. Employer
or organization)                      (File Number)        (Identification No.)

22710 72/nd/ Avenue South Kent, Washington                         98032
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (253) 395-1100



                         This Report contains 4 pages.

Item 2.  OTHER EVENTS
-------  ------------

        The Derby Cycle Corporation (the "Company") announced to its employees today that Raleigh UK intends to cease manufacturing steel bicycle frames altogether by the end of 1999 due to increased consumer demand for aluminum frames. Steel frames manufactured by the Company currently account for approximately 50% of all frames sold by the Company, with the balance being fabricated from aluminum and imported from Asia.

        The Company is currently negotiating the sale of the factory site that will be released subject to the consent of the Company's senior lenders. The Company intends to use the proceeds from the sale of the site either to pay expenses associated with the restructuring or to pay down the Company's senior credit facility, or a combination thereof.

        Other components of the restructuring include streamlining the Company's product development and marketing functions.

        The consolidation of the bicycle operations together with the other restructuring activities will produce greater efficiencies and help re-build the Company's profitability. The nature of these changes requires them to be phased in over the balance of 1999, and the precise number and timing of the associated lay-offs will not be determinated until more detailed work has been completed.

Item 7.  EXHIBITS
-------  --------

        None

        This report contains forward looking information subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. Management cautions that statements regarding future performance are highly dependent upon a variety of important factors which could cause actual results to differ materially from the projections of management.

                                   SIGNATURE
                                   ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                          THE DERBY CYCLE CORPORATION

                          By: /s/ Simon J. Goddard
                             -----------------------------
                             Name:  Simon J. Goddard
                             Title:  Chief Financial Officer


Date:  May 7, 1999